UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2008

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts	01105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 –

Corporate Governance and Management

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Election of Chief Operating Officer

(1)

On May 13, 2008, the Board of Trustees of Northeast Utilities (NU) elected Leon J. Olivier Executive Vice President and Chief Operating Officer of NU.

(2)

Mr. Olivier is 59 years old. He will hold this position until the next annual election of officers and until his successor is elected. Prior to this election, he held various senior positions at NU, including Executive Vice President-Operations (2007-May 13, 2008); Executive Vice President (2005-2007); and President Transmission Group (2005). Since January 2007 he has also been Chief Executive Officer of NU’s principal operating companies, The Connecticut Light and Power Company (CL&P), Public Service Company of New Hampshire, Western Massachusetts Electric Company and Yankee Gas Services Company, and holds various senior management positions with several other of NU’s direct and indirect subsidiaries. He was President and Chief Operating Officer of CL&P from September 2001 to January 2005. There is no family relationship between Mr. Olivier and any Trustee, Director or executive officer of NU or any of its subsidiaries.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES (Registrant)
May 16, 2008	By: /s/ Kerry J. Kuhlman
Kerry J. Kuhlman Vice President and Secretary

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